Exhibit 10.10

RAYONIER ADVANCED MATERIALS INC.
2017 INCENTIVE STOCK PLAN
(as amended effective December 15, 2017)

1.	Purpose
The purpose of the Rayonier Advanced Materials Inc. 2017 Incentive Stock Plan is to attract and retain highly qualified employees and directors and to motivate and reward performance that will lead to sustained increases in stockholder value. The Plan furthers opportunities for share ownership by our employees in order to increase their proprietary interest in Rayonier Advanced Materials Inc. and, as a result, their interest in our long-term success and their commitment to creating stockholder value.

2.	Definitions
When used herein, the following terms shall have the indicated meaning:
“Applicable Law” means any applicable law, including without limitation, provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether U.S. or non-U.S. federal, provincial, state or local; and rules of any securities exchange or automated quotation system on which the Stock is listed, quoted or traded.
“Award” means an award granted to any Participant in accordance with the provisions of the Plan, including Options, Rights, Restricted Stock, Restricted Stock Units, Cash-Based Awards, Qualified Performance-Based Awards or any combination of the foregoing.
“Award Agreement” means the written agreement or document, including electronic communication, evidencing each Award granted to a Participant under the Plan.
“Beneficiary” means the estate of a Participant or such other beneficiary or beneficiaries lawfully designated pursuant to Section 11 to receive the amount, if any, payable under the Plan upon the death of a Participant.
“Board” means the Board of Directors of the Company.
“Change in Control” has the meaning set forth in Section 10.
“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)
“Committee” means the Compensation and Management Development Committee of the Board or such other committee as may be designated by the Board to administer the Plan.
“Company” means Rayonier Advanced Materials Inc. and its subsidiaries, successors and assigns.
“Director” means a Board member.
“Effective Date” has the meaning set forth in Section 19.
“Eligible Individual” means any individual who is a Non-Employee Director or an employee (including officer) of a Participating Company.
“Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split (including a reverse stock split), spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Stock (or other Company securities) or the share price of Stock (or other Company securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

Exhibit 10.10

“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Executive Severance Plan” means the Rayonier Advanced Materials Inc. Executive Severance Pay Plan as currently in effect or as may be amended or replaced from time to time.
“Fair Market Value” means, on any date, the price of the last trade, regular way, in the Common Stock on such date on the New York Stock Exchange (“NYSE”), or if at the relevant time, the Common Stock is not listed to trade on the NYSE, on such other exchange or recognized quotation system on which the trading prices of the Stock are then quoted, or with respect to Restricted Stock and Restricted Stock Units, such other price determined by reasonable application of a reasonable valuation method selected by the Committee. In the event that there are no Stock transactions on the NYSE or applicable exchange or quotation system on any relevant date, Fair Market Value for such date shall mean the closing price on the immediately preceding date on which Stock transactions were so reported.
“GAAP” means U.S. Generally Accepted Accounting Principles.
“Incentive Stock Option” means a stock option qualified under Section 422 of the Code.
“Individual Cash Limit” has the meaning set forth in Section 3(b) of the Plan.
“Individual Stock Limit” has the meaning set forth in Section 3(b) of the Plan.
“Non-Employee Director” means a member of the Board who is not otherwise an employee of the Company.
“Option” means an Incentive Stock Option or a non-qualified stock option awarded under Section 5 of the Plan.
“Participants” are those Eligible Individuals designated from time to time by the affirmative action of the Committee (or its delegate) to participate in the Plan.
“Participating Company” means the Company or any subsidiary or other affiliate of the Company; provided, however, for Incentive Stock Options only, “Participating Company” means the Company or any corporation that at the time such Option is granted qualifies as a “subsidiary” of the Company under Section 424(f) of the Code.
“Performance Goals” means or may be expressed in terms of any of the following business criteria measured on an absolute or relative basis, in each case measurable as objective goals: (i) net income or net earnings (before or after taxes), (ii) earnings per share, (iii) operating income, (iv) operating cash flow, (v) free cash flow, (vi) cash available for distribution, (vii) revenue growth, (viii) earnings before income taxes and depreciation, (ix) earnings before interest, taxes, depreciation and amortization, (x)  margins (including but not limited to gross or operating margins), (xi) reductions in operating expenses, (xii) sales or return on sales, (xiii) stock price (including, but not limited to, growth measures and total stockholder return), (xiv) return measures (including but not limited to return on equity, return on total capital, return on invested capital and return on assets), (xv) economic value added, (xvi) expense targets, (xvii) cost reductions and savings, (xviii) attainment of budget goals, (xix) increase in surplus, (xx) productivity improvements, (xxi) attainment of strategic or operational initiatives, and (xxii) an executive’s attainment of personal objectives with respect to any of the foregoing criteria or other criteria such as growth and profitability, customer satisfaction, market share, leadership effectiveness, business development, operational efficiency or operational improvement, strategic or operational initiatives, negotiating transactions and sales or developing long term business goals. A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. Unless otherwise determined by the Committee, the Performance Goals will be determined using GAAP consistently applied during a Performance Period or with any such exclusions or adjustments as the Committee may determine from time to time. To the extent such exclusions or adjustments affect Awards

Exhibit 10.10

intended to qualify as Qualified Performance-Based Awards, they shall be prescribed in a form that meets the requirements of Section 162(m).
“Performance Objective” means the level or levels of performance required to be attained with respect to a specified performance goal or goals, including Performance Goals, in order that a Participant shall become entitled to specified rights in connection with a Qualified Performance-Based Award or other performance-based Award. The level or levels of performance specified with respect to a performance goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more peer or comparable or other companies or an index covering multiple companies, in each case that the Committee, in its sole discretion, deems appropriate. Performance Objectives need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses or decreases (measured, in each case, by reference to particular business criteria).
“Performance Period” means the period designated by the Committee, during which performance will be measured for purposes of determining a Participant’s entitlement to receive payment of a Qualified Performance-Based Award or other performance-based Award.
“Plan” means this Rayonier Advanced Materials Inc. 2017 Incentive Stock Plan, as it may be amended, administered or interpreted from time to time.
“Prior Plan” means the Rayonier Advanced Materials Incentive Stock Plan.
“Plan Year” means the calendar year.
“Qualified Performance-Based Award” means any Award (other than an Option or Right) that is intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m). The provisions of the Plan are intended to ensure that all Options and Rights granted hereunder shall qualify as “qualified performance-based compensation” within the meaning of Section 162(m), whether or not such Options or Rights are subject to performance-based vesting restrictions.
“Qualifying Termination” has the meaning set forth in Section 10(c)(ii).
“Restricted Stock” means Stock awarded under Section 6 of the Plan subject to such restrictions as the Committee deems appropriate or desirable. Shares of Restricted Stock shall carry voting rights.
“Restricted Stock Unit” means a contractual right pursuant to an Award Agreement that entitles a Participant to receive shares of Stock at a future date subject to such terms and conditions as are set by the Committee, including the attainment of time vesting criteria, and/or Performance Objectives and other performance-based vesting criteria, as provided in Section 6 of the Plan. Restricted Stock Units may be settled in cash or a combination of shares of Stock and cash in the discretion of the Compensation Committee, as provided in the Award Agreement.
“Restriction Period” has the meaning set forth in Section 6 of the Plan.
“Retirement” means an employee’s separation from service having met the age and service requirements that would have resulted in the employee being eligible to receive immediate retirement benefits under a Participating Company qualified defined benefit pension plan, but without regard to whether or not such employee participates in such pension plan.
“Right” means a stock appreciation right awarded alone or in tandem with an Option under Section 5 of the Plan.
“Section 162(m)” means Section 162(m) of the Code and any regulations promulgated thereunder.
“Securities Act” means the Securities Act of 1933, as amended.
“Stock” means the common stock of the Company.

Exhibit 10.10

“Total Disability” means a determination that a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of at least twelve (12) months, as determined by the Committee upon the basis of such evidence as the Committee deems appropriate or necessary. A determination that the Participant is eligible for full long-term disability payments under the Company’s long-term disability plan, as may be in effect from time to time, shall be conclusive evidence of Total Disability.

3.	Shares Subject to the Plan
(a) From and after the Effective Date, the total number of shares of Stock that may be issued pursuant to Awards under the Plan shall not exceed 4,840,000, subject to adjustment as provided in Section 14 of the Plan. No more than 1,000,000 shares of Stock may be cumulatively available for Awards of Incentive Stock Options under the Plan.

(b) For any Plan Year, no individual employee may receive (i) Awards of Options and/or Rights for more than 300,000 shares; (ii) Awards of Restricted Stock and/or Restricted Stock Units (excluding Restricted Stock and Restricted Stock Units not intended to qualify as Qualified Performance-Based Awards) for more than 500,000 shares (“Individual Stock Limit”); or (iii) Cash-Based Awards intended to qualify as Qualified Performance-Based Awards for more than $7,500,000 (“Individual Cash Limit”). The number of shares available in each category hereunder shall be subject to adjustment as provided in Section 14.

(c) A Participant shall not be granted Qualified Performance-Based Awards denominated in Stock or Stock-based units, whether settled in Stock or cash, for all of the Performance Periods commencing in the same Plan Year that permit the Participant to earn (assuming maximum performance achievement under the terms of all such Awards) Stock or cash, as applicable, covering more than the Individual Stock Limit in respect of such Participant. In addition, separate and apart from the limit in the previous sentence, with respect to Qualified Performance-Based Awards denominated in cash without reference to Stock or Stock-based units, a Participant shall not be granted any such cash-based Qualified Performance-Based Awards for all of the Performance Periods commencing in a Plan Year that permit the Participant in the aggregate to earn (assuming maximum performance achievement under the terms of all such Awards) a cash payment in excess of $7,500,000.
(d) The maximum aggregate grant date fair value, determined in accordance with the Company’s standard accounting principles, of Awards (which pursuant to Section 4(b) are limited to Stock Options, Restricted Stock Awards and Restricted Stock Unit Awards) made to any individual Non-Employee Director with respect to any Plan Year may not exceed $300,000. Any Awards granted to an individual while he or she is an employee but not a Non-Employee Director shall not count against the foregoing limitation.
(e) (i) Subject to the above limitations, shares of Stock to be issued under the Plan may be made available from the authorized but unissued shares or from reacquired shares purchased in the open market or otherwise. For the purpose of computing the total number of shares of Stock available for future Awards under the Plan, shares of Stock shall be reserved for issuance under outstanding performance-based Award programs at the maximum award level and counted against the foregoing limitations. If any Awards under the Plan, in whole or in part, are forfeited, terminated, expire unexercised, are settled in cash in lieu of Stock, are exchanged for other Awards or are released from a reserve for failure to meet the maximum payout under a program, the shares of Stock that were theretofore subject to or reserved for such Awards shall again be available for Awards under the Plan to the extent of such forfeiture or expiration of such Awards or so released from a reserve. If any shares subject to an Award are not delivered to a Participant because such shares are withheld for the payment of taxes or to satisfy any exercise price of an Award or an appreciation distribution in respect of a Right is paid in shares of Common Stock, the number of shares that are not delivered to the Participant shall not be available for subsequent issuance under the Plan. If the exercise price of any Award or any tax arising upon vesting is satisfied by tendering shares of Common Stock held by the Participant (either by

Exhibit 10.10

actual delivery or attestation), then the number of shares so tendered shall not be available for subsequent issuance under the Plan.
(ii) After the Effective Date, if any shares of Stock subject to awards granted under the Prior Plan would again become available for new awards under the terms of such plan if such plan were still in effect, then those shares of Stock will be available for the purpose of granting Awards under this Plan, thereby increasing the limit in the first sentence of Section 3(a) above.
(f) In connection with an entity’s merger or consolidation with any Participating Company or any Participating Company’s direct or indirect acquisition of an entity’s property or stock, the Committee may grant Awards in substitution or exchange, for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute awards may be granted on such terms and conditions as the Committee deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute awards will not count against the aggregate share limit in Section 3(a) (nor shall shares of Stock subject to a substitute award be added to the shares of Stock available for Awards under the Plan under Section 3(e)), except that shares of Stock acquired by exercise of substitute incentive stock option will count against the maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the Plan. Additionally, in the event that a company acquired by any Participating Company or with which any Participating Company combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and shares subject to such Awards (which, for the avoidance of doubt, excludes substitute awards) may again become available for Awards under the Plan as provided under Section 3(e) above); provided that Awards using such available shares (or any shares of Stock that again become available for issuance under the Plan under Section 3(e) above) shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of any Participating Companies prior to such acquisition or combination.

4.	Grant of Awards and Award Agreements
(a) Subject to the provisions of the Plan, the Committee shall have all of the powers vested in it by the terms of the Plan set forth herein, such powers to include the authority to determine and designate from time to time those Eligible Individuals or groups of Eligible Individuals to whom Awards are to be granted; determine the form or forms of Awards to be granted to any Participant; determine the amount or number of shares of Stock subject to each Award; and determine the terms and conditions of each Award.
(b) The Board shall serve to administer and interpret the Plan with respect to any grants of Awards made to Non-Employee Directors. Non-Employee Directors shall only be eligible for Awards in the form of Options, Restricted Stock and/or Restricted Stock Units, subject to any vesting conditions determined by the Board in its discretion. Any such Awards, and all duties, powers and authority given to the Committee in this Plan, including those provided for in this Section 4, in Section 12 and elsewhere in the Plan, in connection with Awards to Participants shall be deemed to be given to the Board in its sole discretion in connection with Awards to Non-Employee Directors. The Board may request of the Committee, the Nominating and Corporate Governance Committee or of any other Board committee comprised solely of independent directors, its recommendation on the level of Awards for this purpose. Except as may be specifically provided by the Board at the time of grant or in the applicable Award Agreement, the provisions of Sections 10, 15 and 16 shall not apply in respect of Awards made to Non-Employee Directors. Except as otherwise determined by the Board, a Non-Employee Director’s ceasing to be a director of the Company shall be treated in the same manner as a voluntary termination of employment by a Participant on such date.

Exhibit 10.10

(c) Each Award granted under the Plan shall be evidenced by a written Award Agreement, which may be electronic. Such agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or required by the Committee, including such covenants and agreements with respect to the subject matter of Sections 15 and 16 as the Committee may determine in its sole discretion.
(d) Notwithstanding any provisions of the Plan to the contrary, all Awards granted to a Participant under the Plan, including Qualified Performance-Based Awards, shall be subject to a minimum vesting period of not less than one year from the date of grant (or in the case of performance-based awards, one year from the date of commencement of the Performance Period); provided, however, that (i) the Committee may provide for acceleration of vesting of all or a portion of an Award in the event of a Participant’s death, Disability or Retirement, or other termination of employment, or, to the extent provided pursuant to Section 10, upon the occurrence of a Change in Control; and (ii) the Committee may provide for the grant of an Award to any Participant without a minimum vesting period or may accelerate the vesting of all or a portion of an Award for any reason, but only with respect to Awards for no more than an aggregate of five percent of the total number of shares of Stock authorized for issuance under the Plan pursuant to Section 3(a), upon such terms and conditions as the Committee shall determine.

5.	Stock Options and Stock Appreciation Rights
(a) With respect to Options and Rights, the Committee shall (i) authorize the granting of Incentive Stock Options, nonqualified stock options, or any combination thereof; (ii) authorize the granting of Rights either alone or in connection with all or part of any Option granted under this Plan, either concurrently with the grant of the Option or at any time thereafter during the term of the Option; (iii) determine the number of shares of Stock subject to each Option or Right; and (iv) determine the time or times when and the manner in which each Option or Right shall be exercisable and the duration of the exercise period. No dividends or dividend equivalents may be granted in respect of any Option or Right, and holders of Options and Rights carry no voting rights.
(b) Any Option issued hereunder that is intended to qualify as an Incentive Stock Option shall be subject to such limitations or requirements as may be necessary for the purposes of Section 422 of the Code, or any successor provision, or any regulations and rulings thereunder, to the extent and in such form as determined by the Committee in its discretion.
(c) The Committee shall establish in its discretion the expiration date of an Option or Right, provided that in no event shall the expiration date be later than ten years from the date of grant of the Option or Right.
(d) The purchase price per share of an Option or Right shall be determined by the Committee at the time any Option or Right is granted and shall be not less than the Fair Market Value of one share of Stock on the date of grant.
(e) No part of any Option or Right may be exercised until the Participant who has been granted the Award shall have remained in the employ of a Participating Company for such period after the date of grant as the Committee may specify, subject to Section 4(d), and the Committee may further require exercisability in installments.
(f) The Option purchase price shall be paid to the Company at the time of exercise either in cash or Stock already owned by the Participant, or any combination thereof, having a total Fair Market Value on the date of exercise equal to the purchase price. The Committee shall determine acceptable methods for tendering Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Stock to exercise an Option as it deems appropriate. The holder of an Option or Right may be permitted, in the Committee’s discretion, to satisfy the purchase price, if applicable, and/or any amounts required to be withheld by the Company under applicable federal, provincial, state and local tax laws in effect from time

Exhibit 10.10

to time, by electing to have the Company withhold a portion of the underlying shares of Stock to be delivered for the payment of such purchase price and/or taxes.
(g) In case of termination of employment, and except as may be provided in the applicable Award Agreement or under a severance plan covering the Participant, or as may be required by Applicable Law, the following provisions shall apply:
(i) If a Participant who has been granted an Option shall die before such Option has expired, his or her vested Option may be exercised in full by the person or persons to whom the Participant’s rights under the Option pass by will, or if no such person has such right, by his or her executors or administrators, at any time, or from time to time, in each such case, such heir, executor or administrator may exercise the Option within five years after the date of the Participant’s death or within such other period, and subject to such terms and conditions as the Committee may specify, but in all events not later than the expiration date applicable to such Options. Unless the Committee or the Award Agreement shall specify otherwise, unvested Options shall be forfeited as of the date of the Participant’s death.
(ii) If the Participant’s employment by any Participating Company terminates because of his or her Retirement or Total Disability, he or she may exercise his or her Options in full at any time, or from time to time, within five years after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date applicable to such Option. Any such Options not fully exercisable immediately prior to such Participant’s Retirement or termination due to Total Disability shall become fully exercisable upon such Retirement or termination due to Total Disability unless the Committee, in its sole discretion, shall otherwise determine
(iii) If the Participant is terminated for cause as determined by the Committee, the Options that he or she holds, whether vested or unvested, shall be cancelled as of the effective date of the termination of employment.
(iv) If the Participant’s employment terminates for any reason other than as specified above in this Section 5(g), he or she may exercise his or her Options, to the extent that he or she shall have been entitled to do so at the date of the termination of his or her employment, at any time, or from time to time, within six months after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date of the Option.
(h) Except as otherwise provided in Section 17(f), (i) no Option or Right granted under the Plan shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of, other than by will or by the laws of descent and distribution, and (ii) during the lifetime of the Participant, an Option or Right shall be exercisable only by the Participant to whom the Option or Right is granted.
(i) Stock Appreciation Rights.

(i)Rights may be granted in tandem with an Option or on a freestanding basis not related to any other Award. A grant of Rights shall be evidenced in an Award Agreement, which may be included as part of the Award Agreement governing the terms of any Option granted in tandem with such Rights, or pursuant to a separate Award Agreement. The terms and conditions of any Rights granted in tandem with an Option shall be substantially identical to the tandem Option, to the extent possible taking into account the differences related to the character of Rights versus Options.

(ii)Upon exercise of a Right, subject to such terms and conditions as the Committee may specify, the Participant shall be entitled to receive payment of an amount determined by multiplying: (x) the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise over the per share purchase price of the Rights by (y) the number of shares of Stock with respect to which the Rights are then being exercised. Upon exercise of a Right, payment shall be made in whole shares

Exhibit 10.10

of Stock based on Fair Market Value at such time, in cash, or in a combination thereof as determined by the Committee. The Company will not issue a fractional share of Stock and, if a fractional share would otherwise be issuable, the Company shall pay cash equal to the Fair Market Value of the fractional share of Stock at such time.

(iii)The provisions above in Section 5(g) with respect to treatment of Options upon termination of employment shall apply equally in respect of Rights.

(iv)In the event of the exercise of a Right granted in tandem with an Option, whether in connection with a termination of employment under Section 5(g) or otherwise, the Company’s obligation in respect of any related Option or such portion thereof will be discharged by payment of the Right so exercised.

(j) Notwithstanding any provision of the Plan to the contrary, other than pursuant to Section 14, the Committee shall not without the approval of the Company’s stockholders (i) reduce the purchase price per share of an Option or Right after it is granted, (ii) cancel an Option or Right when the purchase price per share exceeds the Fair Market Value of one share of Stock in exchange for cash or another Award (other than in connection with a merger, acquisition or similar transaction), or (iii) take any other action with respect to an Option or Right that would be treated as a repricing under the rules and regulations of the national securities exchange on which the Stock is then listed.

6.	Restricted Stock and Restricted Stock Units
(a) Subject to the provisions of the Plan, the Committee shall: (i) determine and designate from time to time those Participants or groups of Participants to whom Awards of Restricted Stock or Restricted Stock Units are to be made, (ii) determine the restrictions applicable to such Awards, including the attainment of time vesting criteria and/or performance-based criteria, (iii) subject to Section 4(d), determine a restriction period or performance period (after which restrictions will lapse), which shall mean a period commencing on the date the Award is granted and ending on such date as the Committee shall determine (the “Restriction Period”), (iv) determine the form of settlement of a Restricted Stock Unit, and (v) generally determine the terms and conditions of each Award of Restricted Stock and Restricted Stock Units. Subject to Section 4(d), the Committee may provide for the lapse of restrictions in installments where deemed appropriate. If, at the time of grant, the Committee intends a Restricted Stock Award or Restricted Stock Unit Award to qualify as a Qualified Performance-Based Award, the Award must satisfy the requirements of Section 8 to the extent applicable.
(b) Except as may be provided in the applicable Award Agreement or under a severance plan covering the Participant, or as may be required by Applicable Law, or when the Committee determines otherwise pursuant to this Section 6(b), if a Participant terminates employment with all Participating Companies for any reason before the expiration of the Restriction Period, all shares of Restricted Stock and Restricted Stock Units still subject to restriction shall be forfeited by the Participant upon the effective date of termination. In cases of death, Total Disability or Retirement or in cases of special circumstances, the Committee may, in its sole discretion, subject to Section 4(d), elect to waive any or all remaining restrictions with respect to such Participant’s Restricted Stock or Restricted Stock Units, but with respect to an Award intended to qualify as a Qualified Performance-Based Award, subject to Section 8(h) and the requirements of Section 162(m) to the extent applicable in respect of such Participant.
(c) Except as otherwise provided in this Section 6 or Section 17(f), Restricted Stock and Restricted Stock Units shall not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

Exhibit 10.10

(d) The Committee may require, under such terms and conditions as it deems appropriate or desirable, that any certificates for Stock delivered under the Plan may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any Award of Restricted Stock that the Participant shall have delivered a stock power endorsed in blank relating to the Restricted Stock.
(e) Restricted Stock Units are contractual rights only, and no Stock will be issued in respect of Restricted Stock Units unless and until the terms and conditions established by the Committee are obtained or satisfied.  Restricted Stock Units do not carry any rights of a stockholder, including voting rights, and subject to Section 6(f), do not carry a right to receive an amount in respect of dividends.
(f) The Committee may, in its sole discretion, provide that Awards of Restricted Stock or Restricted Stock Units earn dividends or dividend equivalents. Any such dividends or dividend equivalents shall be accumulated and credited to an account for the Participant, settled in cash or shares of Stock as determined by the Committee, and shall be subject to the same terms and conditions, including vesting restrictions, as the Award with respect to which the dividends or dividend equivalents are credited. The Committee may determine that any dividends or dividend equivalents so credited to a Participant’s account shall accrue interest at a rate per annum specified by the Committee. Any credited dividends or dividend equivalents, and accrued interest if any, shall be paid as soon as administratively practicable following the time the related shares of Restricted Stock or the related Restricted Stock Units vest and are paid to the Participant. For the avoidance of doubt, to the extent an Award of Restricted Stock or Restricted Stock Units is terminated, cancelled or forfeited in whole or in part, due to failure to meet performance conditions or otherwise, any dividends or dividend equivalents, and accrued interest if any, credited with respect to such Award shall be terminated, cancelled or forfeited at the same time and to the same extent as such Award.
7.    Cash-Based Awards
The Committee is hereby authorized to grant Awards to Participants denominated in cash in such amounts and subject to such terms and conditions as the Committee may determine. Each such Cash-Based Award shall specify a payment amount, payment range or a value determined with respect to the Fair Market Value of shares of Stock, as determined by the Committee. If, at the time of grant, the Committee intends a Cash-Based Award to qualify as a Qualified Performance-Based Award, the Award must satisfy the requirements of Section 8 to the extent applicable.
8.    Performance-Based Awards
(a)Qualified Performance-Based Awards. The Committee is authorized to design any Award under this Plan, including Restricted Stock, Restricted Stock Units and Cash-Based Awards, to constitute a Qualified Performance-Based Award in accordance with this Section 8. The provisions of the Plan are intended to ensure that all Options and Rights granted hereunder shall qualify as “qualified performance-based compensation” within the meaning of Section 162(m), whether or not such Options or Rights are subject to performance-based vesting restrictions. If the Committee determines that it is advisable to grant Awards to employees (including “covered employees” within the meaning of Section 162(m)) that are not intended to constitute Qualified Performance-Based Awards, the Committee may grant such Awards, with such terms, conditions and vesting restrictions as it deems appropriate, in its discretion in accordance with this Plan.

(b)Performance Objectives. The Committee shall determine the Performance Objectives of Qualified Performance-Based Awards. Such Performance Objectives shall be based on the achievement of performance goals established by the Committee based on one or more of the Performance Goals and measured over the specified Performance Period. Performance Objectives may vary from Participant to Participant and between groups of Participants. For any Award not

Exhibit 10.10

intended to constitute a Qualified Performance-Based Award, the Committee may establish Performance Objectives based on any performance criteria it deems appropriate in its discretion.

(c)Performance Period. The Committee shall determine a Performance Period of not less than six (6) months (subject to any further vesting requirements in accordance with Section 4(d)) with respect to any Qualified Performance-Based Award or other performance-based Award. Performance Periods may overlap, and Participants may participate simultaneously with respect to Qualified Performance-Based Awards and any other performance-based Awards for which different Performance Periods are prescribed.

(d)Establishment of Performance Objectives. For Qualified Performance-Based Awards, (i) the Performance Objectives stated in terms of an objective formula or standard, including any inclusions or exclusions under Section 8(e) below, (ii) the method for computing the amount of compensation payable to the Participant if such Performance Objectives are obtained and (iii) the Participants or class of Participants to which such Performance Objectives apply shall be established by the Committee in writing prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m), by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the date on which twenty-five percent of the Performance Period has elapsed.

(e)Permitted Exclusions/Adjustments. When establishing the Performance Objectives for an Award, the Committee may provide with respect to any such Award that the evaluation of Performance Objectives shall exclude or otherwise equitably adjust for any specified circumstance or event that occurs during a Performance Period, including by way of example, but not limited to, the following: (i) asset write-downs or impairment charges; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (iv) reorganization and restructuring; (v) acquisitions or divestitures and expenses related thereto; (vi) foreign exchange gains and losses; or (vii) any other unusual or infrequently occurring items or any other special or designated items, events or circumstances as the Committee may in its discretion determine. With respect to any Qualified Performance-Based Award, such exclusions and adjustments will apply only to the extent the Committee specifies in writing (not later than the time Performance Objectives are required to be established) which exclusions and adjustments the Committee will apply to determine whether a Performance Objective has been satisfied, as well as an objective manner for applying them, or to the extent that the Committee determines (such determination to be memorialized in writing), that any such exclusions or adjustments may apply without adversely affecting the Award’s status as a Qualified Performance-Based Award.

(f)Adjustment of Performance-Based Awards. The Committee is authorized at any time during or after a Performance Period to exercise negative discretion to reduce or eliminate any Qualified Performance-Based Award or other performance-based Award of any Participant, whether or not earned, vested or payable, for any reason in its discretion, including evaluation of performance or any changes in the position or duties of any Participant with the Participating Company during or after a Performance Period, whether due to any termination of employment (including death, disability, retirement, voluntary termination or termination with or without cause) or otherwise. Qualified Performance-Based Awards may not be adjusted upward. In addition, to the extent necessary to preserve the intended economic effects of the Plan to the Participating Company and the Participant, the Committee shall adjust performance-based Awards and the related Performance Objectives to take into account: (i) a change in corporate capitalization, (ii) a corporate transaction, such as any merger of the Company or any subsidiary into another entity, any consolidation of the Company or any subsidiary into another entity, any separation of the Company or any subsidiary (including a spin-

Exhibit 10.10

off or the distribution of stock or property of the Company or any subsidiary), any reorganization of the Company or any subsidiary or a large, special and non-recurring dividend paid or distributed by the Company (whether or not such reorganization comes within the definition of Section 368 of the Code), (iii) any partial or complete liquidation of the Company or any subsidiary or (iv) a change in accounting or other relevant rules or regulations; provided, however, that no such adjustment hereunder shall be authorized or made if and to the extent that the Committee determines that such authority or the making of such adjustment would cause a Qualified Performance-Based Award, which the Committee intends to maintain as such, to fail to qualify as “qualified performance-based compensation” under Section 162(m) with respect to a particular Participant.

(g)Certification of Performance. Any payment of a Qualified Performance-Based Award shall be conditioned on the written certification of the Committee, following the completion of the Performance Period, that the Performance Objectives and any other material terms for paying amounts in respect of such Qualified Performance-Based Award related to that Performance Period have been satisfied.

(h)Termination of Employment. Notwithstanding anything to the contrary in this Section 8, and except as may be provided in the applicable Award Agreement or under a severance plan covering the Participant, or as may be required by Applicable Law, upon a Participant’s termination of employment during a Performance Period due to death, Total Disability, Retirement, or under other circumstances where the Committee in its sole discretion finds that a waiver would be in the best interests of the Company, subject to Section 4(d)), that the Participant may, as determined by the Committee, be entitled to payment of a performance-based Award based upon the extent to which the Performance Objectives were satisfied during the full Performance Period, which Award, in the discretion of the Committee, may be maintained without change or reduced and prorated for the portion of the Performance Period during which the Participant was employed by any Participating Company; provided, however, the Committee may provide for an earlier payment in settlement of such performance-based Award in such amount and under such terms and conditions as the Committee deems appropriate or desirable, but with respect to a Qualified Performance-Based Award, only to the extent consistent with the requirements of Section 162(m) to the extent applicable in respect of such Participant. If a Participant terminates service with all Participating Companies during a Performance Period for any reason other than as specified above in this Section 8(h), then such Participant shall forfeit entitlement to any outstanding performance-based Award unless otherwise determined by the Committee in the Award Agreement or otherwise (and in the event the Committee so otherwise determines with respect to a Qualified Performance-Based Award, such determination shall be consistent with Section 162(m) to the extent applicable to such Participant). References to “Performance Shares” in the Executive Severance Plan shall be deemed to refer to share-based Qualified Performance-Based Awards and performance-based Awards granted under this Plan.

9.	Certificates for Awards of Stock
(a) The Company shall not be required to issue or deliver any shares of Stock prior to (i) the listing of such shares on any stock exchange on which the Stock may then be listed and (ii) the completion of any registration or qualification of such shares under any federal, provincial or state law, or any ruling or regulation of any government body that the Company shall, in its sole discretion, determine to be necessary or advisable.
(b) All certificates for shares of Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal, provincial or state securities laws, and the Committee may cause a legend

Exhibit 10.10

or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 9(b) shall not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act, or if and so long as the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Company. The rules applicable to certificates hereunder shall apply equally to non-certificated shares of Stock held pursuant to any electronic, book entry or other means or record of ownership and transfer.

10.	Change in Control
Notwithstanding any provisions in this Plan to the contrary, the provisions of this Section 10 shall apply in the event of a Change in Control of the Company, unless otherwise provided by the Committee in the Award Agreement.

(a)Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change in Control, if within two years after the effective date of the Change in Control, a Participant’s employment is terminated and such termination is a Qualifying Termination, then:

(i)each outstanding Option and Right shall become fully vested and exercisable and shall remain exercisable for the remainder of its term;

(ii)all time-based vesting restrictions on outstanding Awards, other than Options and Rights, shall lapse, and payout shall be made within ninety (90) days following the date of the Qualifying Termination;

(iii)with respect to all Awards subject to performance-based vesting restrictions:

(1)for any Award as to which the applicable Performance Period is more than 50% completed at the date of the Qualifying Termination, the Performance Period shall be deemed to end as of the date of the Qualifying Termination and the Participant shall receive, within ninety (90) days following the date of the Qualifying Termination, the greater of: (x) payout of the Award based on actual performance achievement during the Performance Period through the date of Qualifying Termination, (y) if applicable, the result obtained by applying the share price at the closing of the Change in Control for purposes of measuring Company performance with that of the comparison group at that time under the applicable program, and (z) the Award at 100% of target performance under the applicable program; and

(2)for any Award as to which the applicable Performance Period is not more than 50% completed at the date of the Qualifying Termination, the Participant shall receive within ninety (90) days following the date of the Qualifying Termination, the Award at 100% of target performance under the applicable program.

(b)Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, except with respect to any Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control: (i) outstanding Options and Rights shall become fully vested and shall remain exercisable for the remainder of their term, (ii) time-based vesting restrictions on outstanding Awards other than Options and Rights shall lapse and payout shall be made within ninety (90) days following the date of the Change in Control, and (iii) with respect to all Awards subject to performance-based vesting restrictions: (1) for any Award as to which the applicable Performance Period is more than 50% completed at the date of the Change in Control, the

Exhibit 10.10

Performance Period shall be deemed to end as of the date of the Change in Control and the Participant shall receive, within ninety (90) days following the date of the Change in Control, the greater of: (x) payout of the Award based on actual performance achievement during the Performance Period through the date of the Change in Control, (y) if applicable, the result obtained by applying the share price at the closing of the Change in Control for purposes of measuring Company performance with that of the comparison group at that time under the applicable program, and (z) the Award at 100% of target performance under the applicable program; and (2) for any Award as to which the applicable Performance Period is not more than 50% completed at the date of the Change in Control, the Participant shall receive, within ninety (90) days following the date of the Change in Control, the Award at 100% of target performance under the applicable program.

(c)Other Change in Control Provisions.

(i)A surviving entity will be deemed to have “assumed or otherwise equitably converted or substituted” an Award under this Plan if the surviving entity substitutes an Award under this Plan with an award, stock option or right under a plan of the surviving entity having equivalent value to and terms and conditions no less favorable than the original Award in all material respects, or otherwise assumes the obligations under and/or equitably adjusts such original Award. The Committee or the Board shall have sole and complete authority and discretion to determine whether the proposed assumption of an Award by a surviving entity meets the requirements provided for in this Section 10(c)(i).

(ii)A “Qualifying Termination” shall mean the participant’s involuntary termination of employment by the Company without cause, excluding any termination by the Company for cause, as determined by the Committee, or termination as a result of death or Total Disability; provided, however, if a Participant is covered under the Executive Severance Plan as then in effect, then (1) the term “Qualifying Termination” in this Plan shall have the meaning as may be set forth in the Executive Severance Plan and (2) in the event that a Qualifying Termination occurs under this Plan and the Executive Severance Plan, then the participant shall be afforded the benefits under the plan which provides for the most favorable treatment of participant’s outstanding equity as determined by the Committee in its sole discretion.

(iii)“Change in Control” means any one or more of the following events occurring on or after the Effective Date:

(1)subject to the conditions contained in the final paragraph of this definition, the filing of a report on Schedule 13D with the Securities and Exchange Commission pursuant to Section 13(d) of the Act disclosing that any person, other than the Company or any employee benefit plan sponsored by the Company, is the beneficial owner (as the term is defined in Rule 13d-3 under the Act) directly or indirectly, of securities representing twenty percent (20%) or more of the total voting power represented by the Company’s then outstanding Voting Securities (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire Voting Securities); or

(2)the purchase by any person, other than the Company or any employee benefit plan sponsored by the Company, of shares pursuant to a tender offer or exchange offer to acquire any Voting Securities of the Company (or securities convertible into such Voting Securities) for cash, securities, or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner, directly or indirectly, of securities representing twenty percent (20%)

Exhibit 10.10

or more of the total voting power represented by the Company’s then outstanding Voting Securities (all as calculated under clause (1)); or

(3)the approval by the stockholders of the Company, and the subsequent occurrence, of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation (other than a merger of the Company in which holders of shares of Stock immediately prior to the merger have the same proportionate ownership of shares of common stock of the surviving corporation immediately after the merger as immediately before), or pursuant to which shares of Stock would be converted into cash, securities, or other property, or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or

(4)a change in the composition of the Board of the Company at any time during any consecutive 24-month period such that “continuing directors” cease for any reason to constitute at least a 70 percent majority of the Board.
For purposes of this definition of “Change in Control,” the term “Voting Securities” means any securities of the Company that vote generally in the election of members of the Board and the term “continuing directors” means those members of the Board who either were directors at the beginning of a consecutive 24-month period or were elected during such period by or on the nomination or recommendation of at least a 70 percent majority of the then-existing Board. So long as there has not been a Change in Control within the meaning of clause (4) above, the Board may adopt by a 70 percent majority vote of the “continuing directors” a resolution to the effect that the occurrence of an event described in clause (1) (a “Clause (1) Event”) does not constitute a “Change in Control” (an “Excluding Resolution”) or a resolution to the effect that the occurrence of a Clause (1) Event does constitute a “Change in Control” (an” Including Resolution”). The adoption of an Excluding Resolution with respect to any Clause (1) Event shall not deprive the Board of the right to adopt an Including Resolution with respect to such Clause (1) Event at a later date. A Clause (1) Event shall not in and of itself constitute a “Change in Control” until the earlier of (x) the effective date of an Including Resolution with respect thereto or (y) the passage of a period of 30 calendar days after the occurrence thereof without an Excluding Resolution having been adopted with respect thereto; notwithstanding the adoption of an Excluding Resolution within the 30-day period referred to in (y), an Including Resolution may subsequently be adopted with respect to the relevant Clause (1) Event while it continues to exist, in which event a “Change in Control” shall be deemed to have occurred for purposes of this definition upon the effective date of such Including Resolution. The provisions of this paragraph of the definition of “Change in Control” relate only to situations where a Clause (1) Event has occurred and no Change in Control within the meaning of clause (2), (3), or (4) of the preceding paragraph has occurred, and nothing in this paragraph shall derogate from the principle that the occurrence of an event described in clause (2), (3), or (4) of the preceding paragraph shall be deemed an immediate Change in Control regardless of whether or not a Clause (1) Event has occurred and an Excluding Resolution or Including Resolution become effective.

11.	Beneficiary
Subject to Applicable Law, the Beneficiary of a Participant shall be the Participant’s estate, which shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. A Participant may file with the Company a written designation of one or more persons as a Beneficiary in lieu of his or her estate, who shall be entitled to receive the Award, if any, payable under the Plan upon his or her death, subject to the enforceability of the designation under Applicable Law at that time. A Participant may from time-to-time revoke or change his or her Beneficiary designation, with or without the consent of any prior Beneficiary as required by Applicable Law, by filing a new designation with the Company. Subject to the foregoing, the last such designation received by the Company shall be controlling; provided, however, that no designation,

Exhibit 10.10

or change or revocation thereof, shall be effective unless received by the Company prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If the Committee is in doubt as to the right of any person to receive such Award, the Company may retain such Award, without liability for any interest thereon, until the Committee determines the rights thereto, or the Company may pay such Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefore.

12.	Administration of the Plan
(a) Each member of the Committee shall be both a member of the Board, a “non-employee director” within the meaning of Rule 16b-3(b)(3)(i) under the Exchange Act and an “outside director” within the meaning of Section 162(m).
(b) All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes. No member of the Committee or the Board shall be personally liable for any action, omission, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and of the Board shall be fully indemnified by the Company with respect to any such action, omission, determination or interpretation.
(c) The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof and any Awards granted under the Plan, and its interpretations and constructions thereof, including the adoption of rules, modifications, procedures and subplans as may be necessary or desirable for administration of the Plan, including for purposes of granting awards to Participants in foreign countries and qualifying any such awards for preferential tax treatment under Applicable Law. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any action or decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and, except as otherwise determined by the Board, shall be final, conclusive and binding on all parties concerned.
(d) The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.
(e) The Committee may, in its sole discretion, delegate such of its powers as it deems appropriate; provided, however, that the Committee may not delegate its responsibility (i) to make Awards to executive officers of the Company; (ii) to make Awards that are intended to constitute “qualified performance-based compensation” under Section 162(m); or (iii) to certify the satisfaction of Performance Objectives in accordance with Section 162(m). The Committee may also appoint agents to assist in the day-to-day administration of the Plan and may delegate the authority to execute and deliver documents under the Plan or to take any other action on behalf of the Committee with respect to Awards made or to be made to Participants to one or more members of the Committee or to one or more officers of the Company, subject to the requirements of Applicable Law and the limitations in this Section 12(e). For purposes of the Plan, references to the Committee shall include any such person to whom the Committee has delegated its authority pursuant to this Section 12(e).
(f) If a Change in Control has not occurred and if the Committee determines that a Participant has taken action inimical to the best interests of any Participating Company, the Committee may, in its sole discretion, terminate in whole or in part such portion of any Option or Right as has not yet become exercisable at the time of termination, terminate any performance-based Award which has not yet been paid or for which the

Exhibit 10.10

Performance Period has not been completed, or terminate any Award of Restricted Stock or Restricted Stock Unit for which the Restriction Period has not lapsed.

13.	Amendment or Termination
(a) The Board may, at any time and from time to time, alter, amend, modify, suspend or terminate the Plan in whole or in part; provided, however, no amendment shall be effective until approved by the Company’s stockholders if such approval is required under Applicable Law, including listing or other requirements of the national securities exchange upon which the Stock is then listed, including amendments that: (i) increase the total number of shares of Stock available for issuance under the Plan, except as provided in Section 14 or (ii) cause Options or Rights issued under the Plan to be repriced or otherwise modified in a manner contemplated under Section 5(j) of the Plan. No amendment, modification or termination of the Plan shall in any manner adversely affect any Award previously granted under the Plan without the consent of the Participant unless such amendment is required to comply with Applicable Law; provided, however, for the avoidance of doubt, that (x) any change pursuant to and in accordance with the requirements of Section 10, (y) any acceleration of payments of amounts accrued under the Plan by action of the Committee or by operation of the Plan’s terms, or (z) any decision by the Committee to limit participation or other features of the Plan prospectively under the Plan shall not be deemed to violate this provision.
(b) No Awards shall be granted under this Plan after it has terminated. The termination of the Plan, however, shall not alter or impair any of the rights or obligations of any Participant without consent under any Award previously granted under the Plan. After the termination of the Plan, any previously granted Awards shall remain in effect and shall continue to be governed by the terms of the Plan and the applicable Award Agreement.

14.	Adjustments in Event of Change in Common Stock and Change in Control
(a) In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Section 14, the Committee shall equitably adjust the terms of the Plan and each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include (i) adjusting the number and type of securities subject to each outstanding Award and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the aggregate number of shares of Stock that may be issued under Section 3(a) and the individual Award limits in Section 3); (ii) adjusting the terms and conditions of (including the grant or exercise price), and the performance goals or other criteria included in, outstanding Awards; and (iii) granting new Awards or making cash payments to Participants. The adjustments provided under this Section 14(a) will be final and binding on all interested parties, including the affected Participant and the Company; provided that the Committee will determine whether an adjustment is equitable.
(b) In the event of any dividend or other distribution (whether in the form of cash (other than customary cash dividends in the ordinary course), Stock, other securities, or other property), reorganization, merger, consolidation, split-up, spin off, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Law or accounting principles, the Committee, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect

Exhibit 10.10

to any Award granted or issued under the Plan, to facilitate such transaction or event, give effect to such changes in Applicable Laws or accounting principles, or otherwise:
(i) To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;
(ii) To provide that such Award shall vest and, to the extent applicable, be exercisable, notwithstanding anything to the contrary in the Plan or the provisions of such Award;
(iii) To provide that such Award be assumed by the successor or survivor corporation or entity, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation or entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Committee;
(iv) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the aggregate number of shares of Stock that may be issued under Section 3(a) and the individual Award limits in Section 3) and/or in the terms and conditions of (including the grant or purchase price), and the criteria included in, outstanding Awards;
(v) To replace such Award with other rights or property selected by the Committee; and/or
(vi) To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.
In taking any action permitted under this Section 14(b), the Committee will not be required to treat all Awards similarly in the transaction.
(c) For Awards which the Committee both (i) intended to qualify as “performance-based compensation” under Section 162(m) and (ii) intends to maintain their status as “performance-based compensation” under Section 162(m), adjustments pursuant to this Section 14 shall only be made to the extent consistent with 162(m).

15.    Forfeiture of Gains on Exercise
Except following a Change in Control, if the Participant terminates employment in breach of any covenants and conditions subsequent set forth in Section 16 and becomes employed by a competitor of the Company within one year after the date of exercise of any Option or the receipt or payment of any Award, the Participant shall pay to the Company an amount equal to any gain from the exercise of the Option or the value of the Award other than Options, in each case measured by the amount reported as taxable compensation to the Participant by the Company for federal and/or provincial income tax purposes and in the case of Options that are incentive stock options, in an amount equal to the amount that would have been reported as taxable income were such Options not incentive stock options, and in each case without regard to any subsequent fluctuation in the market price of the shares of Stock. Any such amount due hereunder shall be paid by the Participant within thirty days of becoming employed by a competitor upon demand presented by the authorized agents of the Company. By accepting an Option or other Award hereunder, the Participant is authorizing the Company to withhold, to the extent permitted by law, the amount owed to the Company hereunder from any amounts that the Company may owe to the Participant in any capacity whatsoever.

16.	Conditions Subsequent

Exhibit 10.10

Except after a Change in Control, the exercise of any Option or Right and the receipt or payment of any Award shall be subject to the satisfaction of the following conditions subsequent which shall apply while the Participant is employed by a Participating Company and for a period of one (1) year after termination of employment with the Participating Companies: (i) that the Participant refrain from engaging in any activity that in the opinion of the Committee is competitive with any activity of the Company or any Subsidiary, excluding any activity undertaken upon the written approval or request of the Company, (ii) that the Participant refrain from otherwise acting in a manner inimical or in any way contrary to the best interests of the Company, and (iii) that the Participant furnish the Company such information with respect to the satisfaction of the foregoing conditions subsequent as the Committee shall reasonably request.

17.	Miscellaneous
(a) Nothing in this Plan or any Award granted hereunder shall confer upon any employee any right to continue in the employ of any Participating Company or interfere in any way with the right of any Participating Company to terminate his or her employment at any time. No Award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of any Participating Company for the benefit of its employees unless the Company shall determine otherwise. No Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as provided in Section 6(d) with respect to Restricted Stock.
(b) The Committee may cause to be made, as a condition precedent to the payment of any Award, or otherwise, appropriate arrangements with the Participant or his or her Beneficiary, for the withholding of any federal, provincial, state, local or foreign taxes. The Company or any other Participating Company shall have the right and power to deduct from all payments or distributions hereunder, or require a Participant to remit to the Company promptly upon notification of the amount due, an amount (which may include shares of Stock) to satisfy any federal, provincial, state, local or foreign taxes or other obligations required by law to be withheld with respect thereto with respect to any Award. The Company may defer payments of cash or issuance or delivery of Stock until such withholding requirements are satisfied. The Committee may, in its discretion, require a Participant or permit a Participant to elect, subject to such conditions as the Committee shall impose, (i) to have shares of Stock otherwise issuable under the Plan withheld by the Company or (ii) to deliver to the Company previously acquired shares of Common Stock (through actual tender or attestation), in either case for the greatest number of whole shares having a Fair Market Value on the date immediately preceding the date of exercise or vesting not in excess of the amount to be used for tax withholding, in the Committee’s discretion.
(c) The Plan and the grant of Awards shall be subject to all Applicable Law and to such approvals by any government or regulatory agency as may be required.
(d) The terms of the Plan shall be binding upon the Company and its successors and assigns.
(e) Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.
(f) An Award and a Participant’s rights and interest under the Award, may not be sold, assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant’s death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, that the Committee may allow a participant to assign or transfer without consideration an Award to one or more members of his

Exhibit 10.10

immediate family, to a partnership of which the only partners are the Participant or members of the Participant’s immediate family, to a trust established by the Participant for the exclusive benefit of the Participant or one or more members of his immediate family or pursuant to a domestic relations order (as defined in the Code) or other court-ordered marital settlement agreement.
18. Provisions Related to Code Section 409A
(a) To the extent applicable, the Plan is intended to be compliant with the requirements of Code Section 409A, and the Plan and Award Agreements shall be interpreted and administered accordingly, though no guarantee or warranty of such compliance is made to any individual.
(b) Notwithstanding anything in the Plan or in any Award Agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Code Section 409A would otherwise be payable or distributable under the Plan or any Award Agreement by reason of the occurrence of a Change in Control, or the Participant’s Total Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such Change in Control, Total Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service,” as the case may be, in Code Section 409A and applicable regulations (without giving effect to any elective provisions that may be available under such definition), or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Code Section 409A by reason of the short-term deferral exemption or otherwise. This provision does not prohibit the vesting of any Award. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award Agreement that is permissible under Code Section 409A.

(c) Notwithstanding anything in the Plan or in any Award Agreement to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Code Section 409A would otherwise be payable or distributable under this Plan or any Award Agreement by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i)if the payment or distribution is payable in a lump sum, the Participant’s right to receive payment or distribution of such non-exempt deferred compensation will be delayed until the earlier of the Participant’s death or the first day of the seventh month following the Participant’s separation from service; and

(ii)if the payment or distribution is payable over time, the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated and the Participant’s right to receive payment or distribution of such accumulated amount will be delayed until the earlier of the Participant’s death or the first day of the seventh month following the Participant’s separation from service, whereupon the accumulated amount will be paid or distributed to the Participant and the normal payment or distribution schedule for any remaining payments or distributions will resume.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with any rules adopted by the Board or any

Exhibit 10.10

committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.
(d)If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company shall determine which Awards or portions thereof will be subject to such exemptions.

(e)If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

19.	Effective Date, Term of Plan and Stockholder Approval
The effective date of the Plan, as amended, is the date of stockholder approval at the Company’s 2017 annual meeting (the “Effective Date”). Upon the Effective Date, no further awards shall be granted under the Prior Plan. The Plan shall terminate upon the tenth anniversary of the Effective Date or, if earlier, upon the adoption of a resolution of the Board terminating the Plan. Unless the Company determines otherwise, the Plan shall be submitted for approval by Company stockholders at such time as may be required by Section 162(m) and in accordance with the requirements thereof.